Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

__ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)
WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or	(I.R.S. Employer
organization if not a U.S. national	Identification No.)
bank)

101 North Phillips Avenue
Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)
Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)

CROSSTEX ENERGY, L.P.
CROSSTEX ENERGY FINANCE CORPORATION
(Exact name of obligor as specified in its charter)

Delaware	16-1616605
Delaware	27-1735230
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
2501 Cedar Springs
Dallas, Texas 75201
TELEPHONE: (214) 953-9500
(Address, Including Zip Code, and Telephone Number, Including Area
Code, of Registrant’s Principal Executive Offices)

Crosstex Energy Services, L.P.
Crosstex Operating GP, LLC
Crosstex Energy Services GP, LLC
Crosstex Processing Services, LLC
Crosstex Pelican, LLC
Sabine Pass Plant Facility Joint Venture
Crosstex LIG Liquids, LLC
Crosstex Eunice, LLC
Crosstex Gulf Coast Marketing Ltd.
Crosstex CCNG Processing, Ltd.
Crosstex Acquisition Management, L.P.
Crosstex North Texas Pipeline, L.P.
Crosstex North Texas Gathering, L.P.
Crosstex NGL Marketing, L.P.
Crosstex NGL Pipeline, L.P.
(Exact name of guarantor as specified in it charter)

Delaware	76-0712100
Delaware	20-0911547
Delaware	11-3666493
Delaware	20-3724409
Delaware	76-0526767
Texas	20-3891951
Louisiana	74-2525634
Louisiana	27-1195299
Texas	75-2900544
Texas	76-0496658
Delaware	20-0059178
Texas	20-2411513
Texas	20-2411793
Texas	20-3366107
Texas	20-3302827
State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
2501 Cedar Springs
Dallas, Texas 75201
TELEPHONE: (214) 953-9500
(Address, Including Zip Code, and Telephone Number, Including Area
Code, of Registrant’s Principal Executive Offices)

8.875% Senior Notes due 2018
Item 1. General Information. Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency Treasury Department Washington, D.C.

Federal Deposit Insurance Corporation Washington, D.C.

Federal Reserve Bank of San Francisco San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.
Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.
          None with respect to the trustee.
No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.
Item 15. Foreign Trustee.      Not applicable.
Item 16. List of Exhibits.      List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of Hornbeck Offshore Services LLC file number 333-130784-06.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of Trans-Lux Corporation file number 022-28721.

***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of Penn National Gaming Inc. file number 333-125274.

SIGNATURE
Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Fort Worth and State of Texas on the 29th day of April, 2010.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ John C. Stohlmann
John C. Stohlmann
Vice President

EXHIBIT 6
April 29, 2010
Securities and Exchange Commission
Washington, D.C. 20549
Gentlemen:
In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ John C. Stohlmann
John C. Stohlmann
Vice President

Consolidated Report of Condition of
Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business December 31, 2009, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$19,272
Interest-bearing balances		29,528
Securities:
Held-to-maturity securities		0
Available-for-sale securities		81,918
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		6,471
Securities purchased under agreements to resell		1,241
Loans and lease financing receivables:
Loans and leases held for sale		28,147
Loans and leases, net of unearned income	376,557
LESS: Allowance for loan and lease losses	11,520
Loans and leases, net of unearned income and allowance		365,037
Trading Assets		7,574
Premises and fixed assets (including capitalized leases)		4,376
Other real estate owned		1,829
Investments in unconsolidated subsidiaries and associated companies		457
Direct and indirect investments in real estate ventures		46
Intangible assets
Goodwill		11,408
Other intangible assets		17,220
Other assets		34,254

Total assets		$608,778

LIABILITIES
Deposits:
In domestic offices		$414,131
Noninterest-bearing	91,246
Interest-bearing	322,885
In foreign offices, Edge and Agreement subsidiaries, and IBFs		57,745
Noninterest-bearing	1,313
Interest-bearing	56,432
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		6,921
Securities sold under agreements to repurchase		6,908

Dollar Amounts
In Millions
Trading liabilities	8,092
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	20,733
Subordinated notes and debentures	11,006
Other liabilities	26,649

Total liabilities	$552,185

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	38,209
Retained earnings	17,234
Accumulated other comprehensive income	452
Other equity capital components	0

Total bank equity capital	56,415
Noncontrolling (minority) interests in consolidated subsidiaries	178

Total equity capital	56,593

Total liabilities, and equity capital	$608,778

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.
Howard I. Atkins
EVP & CFO
We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Carrie Tolstedt
Michael Loughlin